Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of McDonald’s Corporation of our report dated June 25, 2018 on the financial statements of McDonald’s 401k Plan, appearing in the 2017 Annual Report on Form 11-K of McDonald’s 401k Plan.

/s/ Crowe LLP
Crowe LLP
Oak Brook, Illinois
March 22, 2019